Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Independent Bank Group, Inc. of our report, dated February 27, 2013, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption, “Experts” in such Prospectus.

Dallas, Texas

February 27, 2013